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                                    Exhibit 23.1

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                           CONSENT OF INDEPENDENT AUDITORS


                    We consent to the use of our report dated June 22, 1998, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust, Standard & Poor's Platinum Port-folio, Select Strategy Stocks - June 1998, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.


                                                  Deloitte & Touche LLP
                                                  ---------------------
                                                  Deloitte & Touche LLP
          June 22, 1998
          New York, New York